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                                                            EXHIBIT A

                                CORPORATE CHART

Company                                         Percentage of Ownership
-------                                         -----------------------

Scottish Power plc                                All 100% except as noted
 ScottishPower UK plc
   Caledonian Gas Limited
   Camjar plc
     Spotlight Trading Limited
     Telephone Information Services plc
   Celt Power Limited (50% held)
   Dynamic Power Limited
   ScottishPower Electricity Settlements Limited
   Scottish Energy Services Limited
   Scottish Power Trustees Limited
   ScottishPower Distribution Limited
   ScottishPower Energy Supply Limited
   ScottishPower Gas Limited
   ScottishPower Generation Limited
   ScottishPower Investments Limited
     Beaufort Energy Limited
       CRE Energy Limited
     Caledonian Communications Limited
     Cathcart Insurance Limited (in Voluntary Liquidation:
     Domestic Appliance Insurance Limited
     Genscot Limited
       Manweb plc
         Manweb Holdings Limited
            Barnfleet Limited
            Manweb Contracting Services Limited
            Manweb Energy Consultants Limited
            Manweb Gas Limited
            Manweb Generation Holdings Limited
               Manweb Generation (Winnington) Limited
              Wind Resources Ltd. (45%) held)
                  Carland Cross Ltd.
                  Coal Clough Ltd.
            Manweb Pensions Trustees Limited
            Manweb Services Limited
            Merseyside Power Trading Limited
         Manweb Nominees Limited
         Manweb Share Scheme Trustees Limited
     ScotPower Limited
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     Scotspower Limited
     Scotsgrid Limited
     ScottishPower Finance Limited
       Shoreham Operations Co., Ltd. Corp (50% held)
       South Coast Power Limited
     ScottishPower Insurance Limited
     ScottishPower Leasing Limited
     ScottishPower Securities Limited
     Thus plc (50.1% held)
       Demon Internet Inc.
       Scotland Online Limited
       Golfing Scotland Limited
     ScottishPower Telecommunications Limited
       Demon Internet Limited
         Cityscape Global Media Limited
         Cityscape Internet Services Limited
         Cityscape Limited
         Demon Limited
         Dispatch Publishing Limited
         Locomotive Software Group Limited
            Locomotive Software Developments Limited
            Turnpike 1996 Limited
            Turnpike Limited
         The IP Systems Operation Limited
       Lancastrian Holdings Limited
         Megafone (UK) Limited
         Psychic Companions Limited
       Watermark Games Limited
       SPPT Limited
     SSEB Limited
     Waterline Insurance Company Limited
   ScottishPower Share Scheme Trustees Limited
   Scottish Power Transmission Limited
   SMW Limited
   Southern Water plc
     Aquaclear Limited
     Bowsprit Holdings Limited
       Bowsprit Property Development Limited
       Monk Rawling Limited
     Coastal Wastewater Consultants Limited
     E S Taylor (Worthing) Holdings Limited
       James Leppard & Sons Limited
       T&E Hire (Tool & Equipment) Limited
       Taylor Plant & Haulage Limited

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       Taylors Glass & Waste Recycling Limited
       TES Environmental Services Limited
     Ecoclear Limited
     Hazeley Down Mineral Water Company Limited
     Linemicro Limited
     M.W. Longley Limited
     McDowells Limited
     ScottishPower Group Money Purchase Pension Scheme Limited
     Southern Science Limited
     Southern Water Executive Pension Scheme Trustees Limited
     Southern Water Global Limited
     Southern Water Industries Limited
       Contract Services (S.E.) Limited
     Southern Water Mirror Image Pension Trustees Limited
     Southern Water Pension Trustees Limited
     Southern Water Services Limited
       Pipeworks Limited
       Southern Water Services Finance plc
     Southern Water Share Scheme Trustees Limited
     Southern Water Technologies Limited
     Timber Clear Limited
     Water Working Limited
   Teledata (Holdings) Limited
     Teledata (Outsourcing) Limited
       The Call Centre Service Limited
     Teledata Scotland Limited
     The Information Service Limited
       Clubcall Telephone Services Limited
       Clubline Services Limited
     Telephone International Media Holdings Limited
       Copperteam Limited
       Telephone International Media Limited
       TIM Limited
   Scot Ash Limited
   Sabre Water Limited
ScottishPower NA 1 Limited
ScottishPower NA 2 Limited
 NA General Partnership
     PacifiCorp
         Centralia Mining Company
         Energy West Mining Company
         Glenrock Coal Company
         Interwest Mining Company
         Pacific Minerals, Inc.

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        Bridger Coal Company (66.67%)
         PacifiCorp Environmental Remediation Company
         Biodiversidad Sostenible
         Rio Bravo Carbon
         Sequestration Pilot Project
         PPW Repurchase LLC
         PacifiCorp Future Generations, Inc.
         Canopy Botanical, Inc. (80% interest)
         Canopy Botanical SRL (50%)
         Transalta Centralia Generation LLC (47.5%)
         Transalta Centralia Mining LLC
         PACORP
         PacifiCorp Investment Management, Inc.
             PacifiCorp Group Holdings Company
         PACORP
          En . able LLC
           Orcom System, Inc.(50%)
     Energy Pact, LLC
     New Energy Holdings I, Inc.
           EnergyWorks Holdings I
  Casa Palermo, S.A.(50% interest)
  AeroEnergia, S.A.(49% interest)
  New India Power Company One
  Energy works India Co. Pvt.
  New IndiaPower Company Two
  New IndiaPower Investment Co. Ptd, Ltd.
  PT Energy Works Indonesia
  Inspect LLC
  PACE Group, Inc.
  Pacific Kinston Energy, Inc.
   Pacific Klamath Energy, Inc.
   PacifiCorp Development Company
     PacifiCorp International Development Corp.
     Pacific Generation (Cayman), Inc.
       PacGen GP Co., Ltd.
     PacGen SMHPC Ltd
     PacifiCorp Generation Int'l, BV
     Pacific Generation Int'l. Ltd.
       PacGen SMHPC Ltd.
     PacifiCorp Turkey Holding Co.
   PacifiCorp Energy, Inc.
        PacifiCorp-Enstor Gas Storage Co. (33.33% interest)
       Columbia Gas Storage LLC (98% interest)
       Delta Gas Storage LLC (98% interest)

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       Farnham Gas Storage LLC  (98% interest)
       Jefferson Gas Storage LLC  (98% interest)
       Moab Gas Storage LLC  (98% interest)
   PacifiCorp Energy Services, Inc.
   PacifiCorp Energy Ventures, Inc.
   PacifiCorp Power Marketing, Inc.
     PPM 1 LLC
     PPM 6 LLC
   PacifiCorp Trans, Inc.
   PacifiCorp Financial Services, Inc.
   Birmingham Syn Fuel I, Inc.
     Birmingham Syn Fuel, LLC
     PacifiCorp Syn Fuel, LLC
   Birmingham Syn Fuel II, Inc.
     Birmingham Syn Fuel, LLC
   PacifiCorp Syn Fuel, LLC
   CS Holdings, Inc.
   Koala FSC, Ltd.
   Leblon Sales Corporation
   Pacific Development (Property), Inc.
   Pacific Harbor Capital, Inc.
     PFI International, Inc.
     PHC Properties Corporation
   PCC Holdings, Inc.
     Hillsborough Leasing Services, Inc.
     PacifiCorp Capital, Inc.
     Stanan Computer Leasing, Inc.
   PNF Holdings, Inc.
   VCI Acquisition Co.
 PacifiCorp International Group Holdings Company
   Eastern Investment Company
     PacifiCorp Australia, LLC
       Hazelwood Australia, Inc.
            Hazelwood Ventures, Inc.
            Hazelwood Finance LP (12.55% interest)
     Hazelwood Holdings, Inc.
     PacifiCorp Global, Inc.
     Hazelwood Pacific Pty Ltd.
     Hazelwood Power Partners
     PacifiCorp Australia Holdings Pty
     Powercor Australia Ltd.
   Australia Ombudsman Corporation
   Pan-Pacific Global Corporation
   PacifiCorp Australia Pty Ltd.

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   PacifiCorp Philippines Development Corporation
       Ambuklao Power, Inc.
     PacifiCorp Turkey Development Corporation
   PacifiCorp UK Development Corporation
   PacifiCorp EnergyCo Holdings LLC
   PacifiCorp EnergyCo
     PacifiCorp Services Limited
       PacifiCorp Finance (UK) Limited
         PacifiCorp Acquisitions
   PacifiCorp Investments (Middle East) Int'l Holding Co. Limited

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